UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

NASCENT WINE COMPANY, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-120949	82-0576512
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355-A Paseo De Las Americas
San Diego, California	92154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(619) 661-0458

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 15, 2006, the Registrant entered into a securities exchange agreement with Palermo Italian Foods, LLC, Robert D. McDougal IV and Thad Winieckie to acquire all of the outstanding securities of Palermo Foods, LLC for $500,000 in cash, $500,000 as a promissory note payable, the assumption of Palermo’s debt in the amount of $593,000 and approximately $1,000,000 worth of the Registrant’s common stock (or approximately 1,250,000 shares of common stock based on the closing sales price of $0.80 per share on November 15, 2006).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

2	Agreement Concerning the Exchange of Securities

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASCENT WINE COMPANY, INC.
(Registrant)

Signature	Title	Date

/s/ Sandro Piancone	Chief Executive Officer	November 20, 2006
Sandro Piancone

/s/ Victor Petrone	President	November 20, 2006
Victor Petrone

/s/ Patrick Deparini	Secretary	November 20, 2006
Patrick Deparini

/s/ William Lindberg	Principal Financial Officer	November 20, 2006
William Lindberg

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